Exhibit 99.1

SSA Global Reports Preliminary Second Quarter Results

CHICAGO – February 21, 2006 – SSA Global™ (NASDAQ: SSAG), a leading provider of extended enterprise solutions and services, today announced preliminary financial results for the second quarter ended January 31, 2006.   The Company will announce its complete second quarter fiscal 2006 results on March 9, 2006.

“SSA Global continues to execute against its long term strategy of acquiring market share and developing customer share.  Our year over year license growth is evidence of solid progress coupled with solid operational performance across the business.” said Mike Greenough, chairman, president and CEO of SSA Global.

As of the date of this announcement, the Company estimates that preliminary financial results for the three months ended January 31, 2006 are as follows:

Revenue Estimates

•                  License revenue of $57 million

•                  Support revenue of $91 million

•                  Service and other revenue of $40 million

•                  Total revenue of $188 million

Preliminary license revenue for the three months ended January 31, 2006 represents an increase of 12% compared to actual results for the three months ended January 31, 2005. Of this, organic growth was 7% measured on an equivalent basis to last year including foreign exchange equalization and normalized for the Epiphany acquisition completed on September 29, 2005.

Preliminary support revenue for the three months ended January 31, 2006 represents an increase of 5% compared to actual results for the three months ended January 31, 2005. On an equivalent basis, normalized for the Epiphany acquisition and foreign exchange equalization, support revenues were roughly flat between periods.

Preliminary service and other revenue for the three months ended January 31, 2006 was flat compared to actual results for the three months ended January 31, 2005. On an equivalent basis, normalized for the Epiphany acquisition and foreign exchange equalization, service and other revenue was down 6% between periods primarily due to a decrease in hardware revenue.

Earnings, Cash Flow and Balance Sheet Estimates

•                  GAAP earnings per diluted share of $0.09

•                  Adjusted earnings per diluted share (non-GAAP) of $0.25

•                  Earnings before interest, taxes, depreciation and amortization (EBITDA) of $34 million

•                  Cash flow from operations of $48 million

•                  Cash and cash equivalents of $136 million; up $46 million from last quarter

•                  Deferred revenue of $263 million; up $56 million from last quarter

The adjusted non-GAAP earnings per diluted share estimate excludes the following cost estimates:  $0.08 per diluted share for amortization of acquired technology and intangibles associated with acquisitions; $0.03 per diluted share for non-cash stock-based compensation; $0.01 per diluted share for restructuring charges and $0.04 per diluted share for provision for income taxes assuming a long-term income tax rate of 34% compared to GAAP tax rate of 45%.

The difference between EBITDA and cash flow from operations consists of the following:  cash paid for interest of approximately $3 million and a working capital benefit of approximately $17 million.

The preliminary financial information for the three months ended January 31, 2006 is not final and is subject to further review. The Company’s actual financial performance could differ from these estimates and any such difference could be significant. The Company and its independent public accounting firm are currently completing their quarterly review procedures for the three months ended January 31, 2006.

Guidance – Fiscal Year Ended July 31, 2006

For the fiscal year ending July 31, 2006, the Company’s guidance for total revenue is $755 million to $765 million with GAAP earnings per diluted share of $0.36 to $0.40 per share and adjusted earnings per diluted share (non-GAAP) of $1.05 to $1.09 per share.  A significant portion (approximately $14 million) of the change in annual revenue guidance from previous guidance ($780 million to $800 million) is attributed to the continuing strength of the US dollar.

The adjusted non-GAAP earnings per diluted share estimate excludes the following cost estimates: $0.35 per diluted share for amortization of acquired technology and intangibles and in-process research and development charges associated with acquisitions;  $0.02 per diluted share for the write-off of deferred financing costs associated with early extinguishment of long-term debt during September 2005;  $0.11 per diluted share for non-cash stock-based compensation;  $0.05 per diluted share for restructuring charges and $0.16 per diluted share for provision for income taxes assuming a long-term income tax rate of 34% compared to GAAP tax rate of 45%.

Presentation of Non-GAAP Financial Measures

The non-GAAP financial measures presented above (also referred to as “adjusted”), represent the financial measures used by the Company’s management to evaluate the quarterly operating and cash flows performance of the Company and to conduct its business operations. These non-GAAP financial measures are also used by management to evaluate return on investment, income contribution and future impact to operating results of potential mergers and acquisitions. In addition, these non-GAAP financial measures facilitate management’s internal comparisons to competitors’ operating results and the software industry in general. This non-GAAP financial information is provided as additional information for investors and is not in accordance with, or an alternative to, GAAP. In addition, the non-GAAP financial information provided may be different than similar measures used by other companies. However, the Company’s management believes these non-GAAP measure provide useful information to investors, potential investors, securities analysts and others so each group can evaluate the Company’s current and future prospects in the same manner as management if they so chose.

About SSA Global

SSA Global™ (NASDAQ: SSAG) is a leading provider of extended ERP solutions for manufacturing, distribution, retail, services and public organizations worldwide. In addition to core ERP applications, SSA Global offers a full range of integrated extension solutions including corporate performance management, customer relationship management, product lifecycle management, supply chain management and supplier relationship management. Headquartered in Chicago, SSA Global has over 50 locations worldwide and its product offerings are used by approximately 13,000 active customers in over 90 countries. For additional information, visit the SSA Global web site at www.ssaglobal.com

SSA Global™ is the corporate brand for product lines and subsidiaries of SSA Global Technologies, Inc. SSA Global, SSA Global Technologies and SSA GT are trademarks of SSA Global Technologies, Inc. Other products mentioned in this document are registered, trademarked or service marked by their respective owners.

For inquiries, contact:

Investor:	Press:
Dawn Drella	Maria Diecidue
SSA Global	SSA Global
(312) 474-7694	(312) 258-6000
dawn.drella@ssaglobal.com	maria.diecidue@ssaglobal.com

Forward-Looking Statements

These materials may contain “forward-looking statements.”  Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain the words “believe,” “anticipate,” “expect,” “estimate,” “intend,” “project,” “plan,” “will be,” “will likely continue,” “will likely result,” or words or phrases with similar meaning.  All of these forward-looking statements are based on estimates and assumptions made by our management that, although we believe to be reasonable, are inherently uncertain.   Forward-looking statements involve risks and uncertainties, including, but not limited to, economic, competitive, governmental and technological factors outside of our control, that may cause our business, strategy or actual results to differ materially from the forward-looking statements.  We operate in a changing environment in which new risks can emerge from time to time.  It is not possible for management to predict all of these risks, nor can it assess the extent to which any factor, or a combination of factors, may cause our business, strategy or actual results to differ materially from those contained in forward-looking statements.  Factors you should consider that could cause these differences include, among other things:

•                  General economic and business conditions, including exchange rate fluctuations;

•                  Our ability to identify acquisition opportunities and effectively and cost-efficiently integrate acquisitions;

•                  Our ability to maintain effective internal control over financial reporting;

•                  Our ability to attract and retain personnel, including key personnel;

•                  Our success in developing and introducing new services and products; and

•                  Competition in the software industry, as it relates to both our existing and potential new customers.